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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (Registration No. 333-58350) of our reports, which include an emphasis paragraph related to a change in the Company's method of revenue recognition for certain contracts, dated March 21, 2001 relating to the financial statements and financial statement schedules, which reports appear in HCC Insurance Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 and our report, which includes an emphasis paragraph related to a change in the Company's method of revenue recognition for certain contracts, dated March 21, 2001, except for the second paragraph of Note 2, as to which the date is May 28, 2001, relating to the financial statements, which appear in HCC Insurance Holdings, Inc.'s Form 8-K filed on June 14, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS, LLP
Houston, Texas
July 20, 2001